Exhibit 3.3

Second Amended and Restated By-Laws of Medgenics, Inc.

Incorporated under the Laws of the State of Delaware

Adopted as of March 5, 2012

BY-LAWS

OF

MEDGENICS, INC.

(a Delaware Corporation)

ARTICLE I: OFFICES

Section 1.	Registered Office. The registered office of the Corporation in the state of Delaware shall be located at 1013 Centre Road, New Castle County, in the City of Wilmington, New Castle County, Delaware 19801.

Section 2.	Other Offices. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II: MEETINGS OF STOCKHOLDERS

Section 1.	Place of Meetings. Meetings of stockholders shall be held at such place or places, within or without the State of Delaware and at such time and date, as may from time to time be fixed by the Board of Directors, or as shall be specified in the respective notices or waivers of notice thereof.

Section 2.	Annual Meeting. Annual meetings of stockholders for the election of Directors and the transaction of such other business as may properly be brought before the meeting shall be held on such date, at such time and at such place as may be designated by the Board of Directors. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may properly come before the meeting.

Section 3.	Matters to be Considered at Annual Meeting.

(a)	Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders: (1) pursuant to the Corporation’s notice of meeting; (2) by or at the direction of the Board of Directors; or (3) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 3 and at the time of the annual meeting, who is entitled to vote at the meeting on the election or the proposal for other business and who has complied with this Section 3.

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(b)	For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of Section 3(a), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 3 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the one hundred fiftieth (150th) day nor later than 5:00 p.m. Central Time on the one hundred twentieth (120th) day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the one hundred fiftieth (150th) day prior to the date of such annual meeting and not later than 5:00 p.m. Central Time on the later of the one hundred twentieth (120th) day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (1) as to each individual whom the stockholder proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Corporation that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (2) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (3) as to the stockholder giving the notice and any Stockholder Associated Person, (A) the class, series and number of all shares of stock of the Corporation which are owned by such stockholder and by such Stockholder Associated Person, if any, (B) the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person and (C) any derivative positions held or beneficially held by such stockholder and by any such Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person with respect to any share of stock of the Corporation; (4) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (2) or (3) of this Section 3(b), (A) the name and address of such stockholder, as they appear on the Corporation’s stock ledger and current name and address, if different, and of such Stockholder Associated Person and (B) the investment strategy or objective, if any, of such stockholder or Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder or Stockholder Associated Person; (5) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such stockholder’s notice; (6) a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to nominate the individuals named in his or her notice and/or to bring such other business before the meeting; and (7) a representation whether the stockholder giving the notice intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination.

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(c)	Notwithstanding anything in this Section 3 to the contrary, in the event the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least one hundred thirty (130) days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m. Central Time, on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(d)	For purposes of this Section 3, “Stockholder Associated Person” of any stockholder shall mean: (1) any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such stockholder; (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder; and (3) any person controlling, controlled by or under common control with such Stockholder Associated Person.

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(e)	If information submitted pursuant to this Section 3 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate to a material extent, such information may be deemed not to have been provided in accordance with this Section 3. Upon written request by the Secretary or the Board of Directors or any committee thereof, any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 3 and (B) a written update of any information submitted by the stockholder pursuant to this Section 3 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 3.

(f)	Only such individuals who are nominated in accordance with this Section 3 shall be eligible for election by stockholders as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 3. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 3.

(g)	For purposes of this Section 3, (1) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Directors, (2) “public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act, and (3) “Business Day” shall mean any day other than a Saturday, a Sunday or a federal legal holiday or other day on which banking institutions in California are authorized or obligated by law or executive order to close.

(h)	Notwithstanding the foregoing provisions of this Section 3, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, nor the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

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Section 4.	Special Meetings.

(a)	At any time in the interval between annual meetings, special meetings of the stockholders, or of any class thereof entitled to vote, for any purpose or purposes, unless otherwise prescribed by statute or by the Amended and Restated Certificate of Incorporation, as the same may be amended from time to time (the “Certificate of Incorporation”), may be called at any time by the Chairman of the Board, if any, or the President or by order of the Board of Directors.

(b)	Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who was a stockholder of record at the time of giving the stockholder’s notice as provided for in this Section 4(b), who is entitled to vote at the special meeting and who has complied with the notice procedures set forth in this Section 4(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by Section 3 of this Article II (replacing references to “annual meeting” with “special meeting”), shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the thirtieth (30th) day before such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

Section 5.	Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting shall be given not less than ten (10) days or more than sixty (60) days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him or her personally or by mailing such notice in a postage prepaid envelope directed to him or her at his or her address as it appears on the records of the Corporation, unless he or she shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be directed to another address, in which case such notice shall be directed to him or her at the address designated in such request. Notice shall not be required to be given to any stockholder who shall waive such notice in writing, whether prior to or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Every notice of a special meeting of the stockholders, besides the time and place of the meeting, shall state briefly the objects or purposes thereof.

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Section 6.	List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of. each stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours. For a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be kept and produced at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who may be present. The original or duplicate ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

Section 7.	Quorum. At any meeting of the stockholders, the holders of record of at least one third of the votes represented by the issued and outstanding stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these By-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the Chairman of the meeting or the holders of a majority of the votes represented by the issued and outstanding stock of the Corporation entitled to vote thereat and present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement of such meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8.	Voting.

(a)	Except as otherwise provided in the laws of the State of Delaware, the Certificate of Incorporation and Section 8(f) of this Article II, every stockholder of record who is entitled to vote shall at every meeting of the stockholders be entitled to one vote for each share of stock held by him or her on the record date. A plurality of all the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to elect a Director. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any other matter which may properly come before the meeting, unless a different vote is required by the express provisions of law, of the Certificate of Incorporation, or of these By-laws, in which case such express provision shall govern and control the decision of such matter. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his or her name by his or her proxy, if there be such proxy, and shall state the number of shares voted by him or her and the number of votes to which each share is entitled.

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(b)	Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

(c)	Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by an administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her or her without a transfer of such shares into his or her name.

(d)	Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

(e)	A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(f)	Neither shares of its own stock belonging to this Corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of Directors of such Corporation is held by this Corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

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(g)	Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to stockholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

(h)	If shares or other securities having voting power stand of record in the name(s) of two or more persons, unless the Secretary is given written notice to the contrary, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint stockholders and, for this purpose, seniority shall be determined by the order in which the names stand of record in the stock ledger of the Corporation in respect of the joint holding.

Section 9.	Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.

Section 10.	Action Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 10, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

Section 11.	Organization.

(a)	At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority of the voting power of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

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(b)	The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, if any. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III: BOARD OF DIRECTORS

Section 1.	Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2.	Election, Term and Qualifications. Except as otherwise provided by law, Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed.

Section 3.	Number. The number of Directors shall be no less than two and no more than such number (if any) as shall be determined from time to time by the Board of Directors.

Section 4.	Quorum and Manner of Acting. Unless otherwise provided by law, the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business and the act of majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Board of Directors may hold meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the respective notices, or waivers of notice, thereof.

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Section 5.	Organization Meeting. The first meeting of each newly elected Board of Directors may be held immediately after each annual meeting of stockholders for the election of Directors. The Board of Directors may meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board of Directors, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all Directors who may not have received such notice.

Section 6.	Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.

Section 7.	Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President, on the written request of any Director, or by the Secretary. Notice of each such meeting shall be mailed to each Director, addressed to him or her at his or her residence or usual place of business, at least three days before the date on which the meeting is to be held, or shall be sent to him or her at such place by telegram, telex, telecopy or electronic means (e.g. email) or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and, as may be required, the purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director if he or she shall sign a written waiver thereof either before or after the time stated therein for such meeting, or if he or she shall be present at the meeting. Unless limited by law, the Certificate of Incorporation, these By-laws or the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having specifically identified the matters to be acted upon.

Section 8.	Removal of Directors. Any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of votes represented by the issued and outstanding stock of the Corporation entitled to vote for the election of such Director(s) present in person or represented by proxy at a meeting of holders of such stock and entitled to vote thereon.

Section 9.	Resignations. Any Director of the Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President, a Vice President, if any, or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Section 10.	Vacancies. Except as otherwise provided in the laws of the State of Delaware or the Certificate of Incorporation, any newly created directorships and vacancies occurring in the Board by reason of death, resignation, retirement, disqualification, increase in the number of Directors or removal with or without cause, may be filled by the action of a majority of the Directors, then in office. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his or her successor has been elected and qualifies, or until he or she sooner dies, resigns or is removed.

Section 11.	Compensation of Directors. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fee for attendance at each meeting of the Board or a stated fee as a Director as determined by the Board of Directors. No such payment shall preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

Section 12.	Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Section 13.	Telephonic Participation in Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 14.	Executive Committee. The Board of Directors may select an executive committee from among its members. In all cases in which specific directions shall not have been given by the Board of Directors, the executive committee shall have and may exercise all of the powers and authority of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation whenever the Board of Directors is not in session. The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at the time of such action and had not theretofore given specific directions with respect to the matters concerning which the executive committee took action, unless actual notice to the contrary shall have been given. The Board of Directors may delegate to the executive committee any or all of the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation and may from time to time extend, so far as may be permitted by law, modify, curtail or restrict the powers so delegated.

Section 15.	Manner of Acting by Executive Committee. The executive committee may meet at stated times or on notice given personally to all by any one of their own number. The executive committee may fix its own rules or procedures and meet at such times and at such place or places as may be provided by such rules or by resolution of the executive committee or of the Board of Directors. At every meeting of the executive committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of all the members present shall be necessary for the adoption by it of any resolution.

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Section 16.	Other Committees.

(a)	The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more other committees which, to the extent provided in said resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. In the absence or disqualification of any member of any committee of the Board, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint a member of the Board of Directors to act in the place of such absent or disqualified member.

(b)	The Corporation shall initially have the following committees which shall be comprised solely of two or more non-executive Directors:

- an audit committee;

- a compensation committee;

- a nominating and corporate governance committee.

Such committees shall be constituted and have the powers and authorities as may be specified from time to time in a resolution or resolutions duly adopted by the Board of Directors which shall operate as each such committee’s written charter if a written charter is not otherwise duly adopted by the Board of Directors.

The provisions of Sections 4, 6, 7, 12, 13 and 17 of this Article III shall apply to committees all in the same way as the same apply to meetings of the Board of Directors.

Section 17.	Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or at any committee thereof at which action on any matter is taken within the terms of reference of such meeting shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of a meeting or unless he or she shall have filed his or her written dissent from such action with the person acting as the secretary of the meeting before the adjournment or conclusion thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment or conclusion of the meeting. Such right of dissent shall not apply to a Director who voted in favour of the relevant action. Subject to the applicable laws of the state of Delaware or the Certificate of Incorporation, in the case of an equality of votes on any matter at any meeting of the Board of Directors or of any duly constituted committee thereof, the vote of the chairman of the board shall be controlling for the purposes of resolving such deadlock and shall have the effect of determining whether the proposal is approved or not.

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ARTICLE IV: OFFICERS

Section 1.	Principal Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board, if any, and the Vice Presidents, if any, being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.

Section 2.	Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the first meeting after each annual meeting of the stockholders. Each such officer shall hold office until his or her successor shall have been elected and shall qualify, or until his or her earlier death, resignation or removal.

Section 3.	Other Officers. In addition, the Board may elect, or the Chairman of the Board, if any, or the President may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine.

Section 4.	Removal. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by the affirmative vote of a majority of the whole Board of Directors. Any such removal shall not modify any contractual rights or obligations of the Corporation or such officer that may exist between the Corporation and such officer.

Section 5.	Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.	Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office for such term.

Section 7.	Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside, if present, at all meetings of stockholders and of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. If there is no President, then the Chairman of the Board of Directors shall also serve as the chief executive officer of the Corporation and shall have the powers and duty prescribed in Section 8 of this Article IV.

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Section 8.	President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. In the absence or non-election of the Chairman of the Board of Directors, he or she shall preside at meetings of the stockholders and at all meetings of the Board of Directors (if present respectively thereat), and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages, and other contracts on behalf of the Corporation. The President shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary, any Assistant Secretary or the Treasurer. The President shall have such other rights, duties and powers as from time to time shall be assigned to him or her by the Board of Directors.

Section 9.	Vice President. The Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall have such other powers and shall perform such other duties as from time to time shall be assigned to him or her by the Board of Directors.

Section 10.	Treasurer. Except as the Board of Directors may otherwise determine, the Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in accordance with the annual budget for the Corporation approved by the Board of Directors or as otherwise may be approved by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation; in general, he or she shall perform all the duties incident to the office of Treasurer and shall have such other rights, duties and powers as from time to time may be assigned to him or her by the Board of Directors or the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation

The Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors), if any, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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Section 11.	Secretary. Except as the Board of Directors may otherwise determine, the Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of’ the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; he or she shall have charge of the seal of the Corporation and have authority to affix the same to any instrument requiring it, and when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary, which may be in facsimile; and in general he or she shall perform all the duties incident to the office of Secretary and shall have such other right, duties and powers as from time to time may be assigned to him or her by the President or the Board of Directors.

The Assistant Secretary (or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors), if any, shall, in the absence or disability of the Secretary, perform the duties. and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 12.	Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.

ARTICLE V: INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1.	Right to Indemnification.

(a)	Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article V with respect to proceedings to enforce rights to indemnification, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

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(b)	The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non profit entity.

Section 2.	Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article V shall include the right to be paid by the Corporation the expenses (including reasonable attorneys’ fees) incurred by the indemnitee in connection with any proceeding for which such right to indemnification is applicable in advance of its final disposition; provided, however, that the Corporation shall have first received an undertaking by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee shall not be entitled to be indemnified by the Corporation.

Section 3.	Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article V shall be contract rights. If a claim under Sections 1 and 2 of this Article V is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, except in case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise, shall be on the Corporation.

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Section 4.	Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

Section 5.	Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

Section 6.	Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article V with respect to indemnification and advancement of expenses of Directors and officers of the Corporation.

Section 7.	Repeals and Modifications. Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI: SHARES AND THEIR TRANSFER

Section 1.	Regulation. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

Section 2.	Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

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Section 3.	Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman of the Board, if any, or the President and the Secretary or Treasurer of the Corporation and its seal shall be affixed thereto. The signatures of such officers of the Corporation may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer a the date of issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited as to its dividends, or as to its share of the assets upon liquidation, or is redeemable, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.

Section 4.	Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.

Section 5.	Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except, subject to Section 8 of this Article VI, in cases provided for by applicable law.

Section 6.	Registrations of Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.	Regulations. The Board of Directors may make such rules and regulations, as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

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Section 8.	Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and to give a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

Section 9.	Record Dates. The Board of Directors may fix, in advance, a date as a record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) or less than ten (10) days before the date of such meeting, or more than sixty (60) days prior to any other action.

ARTICLE VII: MISCELLANEOUS PROVISIONS

Section 1.	Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 2000. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.

Section 2.	Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.

Section 3.	Dividends. Subject to the provisions of the Certificate of Incorporation, ‘the Board of Directors may, out of funds legally available therefore, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of law and of the Certificate of Incorporation. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

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Section 4.	Execution of Contracts. The Board of Directors may authorize any officer or officers or other person or persons to enter into any, contracts or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. If and to the extent authorized by the Board of Directors, the power to enter into contract and execute and deliver instruments may be delegated by any such officer or officers or person or persons.

Section 5.	Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, except by such officer or officers or other person or persons as may be designated by the Board of Directors from time to time. If and to the extent authorized by the Board of Directors, the power to contract loans or issue negotiable papers may be delegated by any such officer or officers or person or persons.

Section 6.	Checks, Etc. All checks, drafts, bills of exchange, and other orders for the payment of money, notes, letters of credit, acceptances, bills of lading, warehouse receipts, insurance certificates, obligations, and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may from time to time designate, subject to any restrictions that the Board of Directors may, in its sole discretion, from time to time impose, and unless so authorized by the Board of Directors or by the provisions of these By-laws, no officer or other person shall have any power or authority to sign any such instrument. If and to the extent authorized by the Board of Directors, the power to sign any such instruments may be delegated by any such officer or officers or person or persons.

Section 7.	Fiscal Year. The fiscal year of the Corporation shall begin on such date as the Board of Directors may designate.

Section 8.	Rules of Interpretation. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.

Section 9.	Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these By-laws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Section 10.	Amendment of By-laws. These By-laws may be altered, amended or repealed, and new By-laws made, by the Board of Directors, but the stockholders, by a majority of the votes cast at a meeting of stockholders, duly called and at which quorum is present, may make additional By-laws and may alter and repeal any By-laws whether adopted by them or otherwise. Notice of the proposal to make, alter, amend or repeal the By-laws of the Corporation shall be included in the notice of such meeting of the Board of Directors or of the stockholders, as the case may be.

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ARTICLE VIII: DEPOSITORY INTERESTS

The Board of Directors is authorized to make such arrangements as it may determine to be necessary or desirable in order to enable the shares of common stock of the Corporation to be represented by and exchanged for depository interests which are eligible to be held and transferred in uncertificated form in a computer based system, whether located in the United States of America, the United Kingdom or in any other country. Notice of any such arrangements shall be given to stockholders in such manner as the Board of Directors may decide.

ARTICLE IX: REGULATION S RESTRICTIONS

Section 1.	All certificates representing securities issued by the Corporation in connection with the listing of such securities on the Alternative Investment Market (“AIM”), a market operated by the London Stock Exchange plc, shall bear a restrictive legend substantially in the following format, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IF SUCH TRANSFER IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE COMMON STOCK OF THE COMPANY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Section 2.	No securities issued by the Corporation in connection with the listing of such securities on AIM may be transferred to any U.S. Person (as such term is defined below) or for the account or benefit of a U.S. Person without a legal opinion issued to, and acceptable to, the Corporation and to the transfer agent that such transfer is permissible under Regulation S under the Securities Act of 1933, as amended, (the Securities Act”), pursuant to a registration under the Securities Act or pursuant to an available exemption from registration under the Securities Act and is permissable under any other applicable securities laws. For purposes of this Section “U.S. Person” shall mean any of the following:

(a)	Any natural person resident in the United States of America;

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(b)	any partnership or corporation organized or incorporated under the laws of the United States of America;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States of America;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;

(g)	any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(h)	any partnership or corporation if (1) organized or incorporated under the laws of any foreign jurisdiction; and (2) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

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